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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE


          QUALMARK CORPORATION REPORTS SECOND QUARTER FINANCIAL RESULTS


                 "...THE CLOSE OF THIS QUARTER MARKS THE FOURTH
                    CONSECUTIVE QUARTER OF PROFITABILITY..."


(July 20, 2004) - Denver, Colorado - QualMark Corporation (OTCBB: QMRK) a world leader in designing, manufacturing and marketing HALT (Highly Accelerated Life Testing) and HASS (Highly Accelerated Stress Screening) systems and providing the World's largest corporations with products that improve product reliability allowing them to get to market faster, today announced results for the second quarter ended June 30, 2004.

The Company reported a net income of $352,000 and $595,000 on revenue of $3,210,000 and $6,059,000 for the second quarter and year to date for 2004, respectively, versus a net loss of $487,000 and $830,000 on revenue of 1,977,000 and $3,310,000 for the second quarter and year to date for 2003, respectively. Diluted income per share was $0.04 and $0.07 for the second quarter and year to date for 2004, respectively, as compared to a basic and diluted loss per share of $0.16 and $0.29 for the second quarter and year to date for 2003, respectively.

Commenting on the second quarter of 2004, Charles Johnston, QualMark's President and CEO stated, "we are excited with the continued growth and profitability of our business during the second quarter. Our business (for the first six months of 2004) has expanded at a rate of 83% over the first six months of 2003. The close of this quarter is significant for QualMark, as it marks the fourth consecutive quarter of sales growth and profitability. The primary drivers for our growth are attributed to our dominant presence in the international marketplace and an ongoing improvement in the United States capital market. Business was strong across all sectors, both geographically and in the vertical markets. Consumer electronics and telecommunications led the current quarter's business activity. For the remainder of the year, our concentration will be on global consumer electronics, telecommunications, defense/aviation, and the automotive industries. In each marketplace that we have focused our efforts, we have realized great success in both vertical and horizontal penetration."

Mr. Johnston continued, "in conjunction with our operational successes, we have finally overcome the litigation hurdle, as we prevailed in the copyright infringement litigation with Dr. Gregg K. Hobbs."

QUALMARK'S QUARTERLY CONFERENCE CALL TO DISCUSS SECOND QUARTER 2004 RESULTS WILL BE HELD TODAY, JULY 20, 2004 AT 11:00 A.M. EASTERN TIME.

TO PARTICIPATE VIA CONFERENCE CALL DIAL 888-318-6430 (IF CALLING FROM WITHIN THE U.S.) NO LATER THAN 10:50 A.M. EST ON JULY 20TH. THE LEADER NAME IS CHARLES JOHNSTON. THE QUALMARK SECURITY CODE TO ACCESS THIS EARNINGS CALL IS QUALMARK.


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
                                             QUARTER TO DATE                         YEAR TO DATE
                                                JUNE 30,                               JUNE 30,
                                         2004              2003                 2004               2003
                                     ------------      ------------          ------------      ------------
Systems revenue                      $  2,870,000      $  1,701,000          $  5,418,000      $  2,779,000
ARTC service revenue                      340,000           276,000               641,000           531,000
                                     ------------      ------------          ------------      ------------
Total revenue                           3,210,000         1,977,000             6,059,000         3,310,000
                                     ------------      ------------          ------------      ------------
Gross profit                            1,480,000           823,000             2,928,000         1,233,000
Gross profit margin                          46.1%             41.6%                 48.4%             37.3%
                                     ------------      ------------          ------------      ------------
Income (loss) from operations             386,000        **(462,000)              651,000        **(773,000)
Net income (loss)                         352,000        **(487,000)              595,000        **(830,000)
                                     ============      ============          ============      ============
** INCLUDES $536,000 FOR
ARBITRATION RELATED CHARGES

EARNINGS PER SHARE RECONCILING
ITEMS:
Preferred stock dividends                 (53,000)          (48,000)             (104,000)          (96,000)

Accretion of redeemable preferred
stock                                     (55,000)          (54,000)             (109,000)         (108,000)
                                     ============      ============          ============      ============
Net income (loss) available to
common shareholders                       244,000          (589,000)              382,000        (1,034,000)
                                     ============      ============          ============      ============

Basic earnings (loss) per share      $       0.07      $    **(0.16)         $       0.11      $    **(0.29)
Diluted earnings (loss) per share    $       0.04      $    **(0.16)         $       0.07      $    **(0.29)
                                     ============      ============          ============      ============

Basic weighted average shares
outstanding                             3,610,000         3,610,000             3,610,000         3,610,000
Diluted weighted average shares
outstanding                             7,283,000         3,610,000             7,198,000         3,610,000
                                     ============      ============          ============      ============

QualMark Corporation, headquartered in Denver, Colorado is the leader in designing, marketing, and manufacturing accelerated life-testing systems providing the world's largest corporations with products that improve product reliability and allow them to get to market faster. The Company has installed more than 500 of its proprietary testing systems in 18 countries, operates ten of its own, partner testing, and consulting facilities worldwide. The Company also offers engineering services and products that complement the core technologies of QualMark and other test equipment providers.

The statements included in this press release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Company's Securities and Exchange Commission filings; downturns in the Company's primary markets; variability of order flow, future economic conditions; competitive products and pricing; new product development; disruptions in the Company's operations from acts of God or extended maintenance; transportation difficulties; or the delivery of product under existing contracts and other factors.


Contact:
     QUALMARK CORPORATION
     CHARLES JOHNSTON, President and CEO
     ANTHONY SCALESE, CFO
     303-254-8800
         Internet: www.qualmark.com

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